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                                                                    EXHIBIT 10.7

                     AMENDMENT TO CREDIT AGREEMENT AND NOTE

     This Amendment to Credit Agreement and Note is made as of May 18, 2000 by United States Exploration, Inc., a Colorado corporation ("Borrower"), Producers Service Incorporated, a Kansas corporation ("Guarantor"), and Benson Mineral Group, Inc., an Oklahoma corporation ("BMG").

                                    RECITALS

     A. Pursuant to that certain Agreement dated as of April 14, 2000 (the "Note Purchase Agreement") by and among ING (U.S.) Capital LLC, as successor-by-merger to ING (U.S.) Capital Corporation ("Original Lender"), Borrower and the other parties thereto, BMG as Permitted Designee under the Note Purchase Agreement is contemporaneously purchasing from Original Lender on the date hereof (i) that certain promissory note (the "Note") dated as of May 15, 1998, executed by Borrower and payable to the order of Original Lender, in the original principal amount of $35 million, (ii) Original Lender's interest in that certain Credit Agreement dated as of May 15, 1998 (the "Credit Agreement") executed by and between Borrower, as borrower, and Original Lender as "Agent" and "Lender" (as such terms are defined in the Credit Agreement), and (iii) Original Lender's interest under all other Loan Documents (as defined in the Credit Agreement).

     B. BMG is paying $4,000,000 to the Original Lender for the Note and the Original Lender's rights under the Credit Agreement and the other Loan Documents. Borrower is contemporaneously paying or causing to be paid to the Original Lender the balance of the purchase price of the Note and such rights as specified in the Note Purchase Agreement. Borrower and BMG have agreed that the payments made or caused to be made by Borrower to the Original Lender shall be payments on the Note and that BMG will write the Note down to the amount actually paid by it for the Note.

     C. Pursuant to the terms and conditions of this Amendment, BMG and Borrower desire to amend the Credit Agreement and the Note in certain other respects, on the terms and subject to the conditions contained herein.

                                    AGREEMENT

                  Accordingly, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto agree as follows:

                  Section 1. Amendment of Note.

                      1.1 Reduction of Principal Balance. The outstanding principal balance of the Note is hereby reduced to $4,000,000.




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                      1.2 Interest; Repayment. The Note is hereby amended to
replace the third through the sixth grammatical paragraphs thereof with the following language:

                      The principal amount of this Note shall bear interest from and after May 18, 2000 at the rate of 9% per annum, compounded quarterly. In the event that this Note is not paid when due or declared due hereunder, the entire overdue amount, including both principal and interest, shall thereafter bear interest at the rate of 15% per annum, compounded quarterly, until fully paid. Interest on overdue amounts shall be payable on demand.

                      The principal and all accrued interest on this Note shall
                  be due and payable in a single payment on May 17, 2001.

                  1.3 Legend on Note. Upon the delivery of the Note to BMG by the Original Lender, BMG agrees to endorse the Note with the following legend:

                  This Note has been amended by an Amendment to Credit Agreement and Note between the Maker and Benson Mineral Group, Inc. dated May 18, 2000, and is subject to the terms of that Amendment.

                  Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

                          2.1 Certain References. All references to "Agent",
"Lender", "Lenders", "Bank Party" or "Bank Parties" shall be deemed or referred to BMG.

                          2.2 Termination of Commitments. All commitments of the
Lenders to make further loans to Borrower or to issue letters of credit for the benefit of Borrower are hereby terminated.

                          2.3 Default Rate. The definition of "Default Rate" in
Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "Default Rate" means 15% per annum, not to exceed the Highest Lawful Rate.

                          2.4 Termination of Fees. The obligation of Borrower to
pay fees under Section 2.5 is hereby terminated.

                          2.5 Prepayments. Section 2.6 of the Credit Agreement
is amended to read in its entirety as follows:



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                  Borrower may prepay the Note in whole or in part at any time without premium or penalty.


                          2.6 Repayment. Section 2.7 of the Agreement is amended
to read in its entirety as follows:

                  The principal amount of the Note and all accrued interest thereon shall be due and payable in a single payment on May 17, 2001.

                          2.7 Place of Payment. Section 3.1 is amended to
provide that Borrower will make each payment under the Loan Documents to BMG at BMG's offices in Denver, Colorado in immediately available funds, without setoff, deduction or counterclaim.

                          2.8 Elimination of Financial Covenants. Sections 7.11,
7.12 and 7.13 of the Agreement are deleted.

                          2.9 Expenses. The expenses of BMG (including
attorneys' fees, travel costs and miscellaneous expenses) in connection with (i) the negotiation, preparation, execution and delivery of this Amendment and all other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any and all documents necessary to reflect the acquisition by BMG of the Note and the rights of the Original Lender under the Credit Agreement and the other Loan Documents, (iii) the acquisition of the Note, the Credit Agreement and the other Loan Documents from the Original Lender and any action reasonably required in the administration thereof following such acquisition, (iv) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in the Credit Agreement or in any other Loan Document and (v) all reasonable costs and expenses incurred by or on behalf of BMG (including attorneys' fees, consultants' fees, and accounting fees) in connection with the defense or enforcement of any of the Loan Documents or any exercise by BMG of its rights hereunder or under the Credit Agreement or any other Loan Document, are included as expenses payable by Borrower pursuant to Section 10.4.

                  Section 3. Forgiveness of Other Amounts Due. Except for the principal amount of the Note as amended by Section 1.1 of this Amendment and interest accruing thereon from and after the date hereof, BMG hereby irrevocably forgives and discharges (i) the principal amount of the Note to the extent that it exceeds the amended principal amount specified above, (ii) all interest on the Note accruing prior to the date hereof, (iii) all fees owed by Borrower under Section 2.5 of the Credit Agreement, (iv) all expenses owed by Borrower under Section 10.4 of the Credit Agreement, other than expense of BMG as provided in Section 2.9 above and (v) all defaults, breaches, violations or other noncompliance by Borrower with the terms and conditions of the Credit Agreement or any other Loan Document prior to the date hereof. Nothing contained in this Amendment will excuse Borrower from its obligation to comply with the terms and conditions of the Credit Agreement and the other Loan Documents from and after the date hereof until all amounts owing under the Note, as amended hereby, have been paid in full. It is the purpose and intent of

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Borrower and BMG that BMG shall have all of the rights and benefits of the
Original Lender under the Credit Agreement and the other Loan Documents with respect to the amounts owing under the Note as amended hereby, and that Borrower shall comply with all of the terms and conditions of the Credit Agreement, as amended hereby, and the other Loan Documents from and after the date hereof.

                  Section 4. Release of Liens as to Certain Properties. BMG agrees, simultaneously with its acquisition of the Note, to execute such documents and instruments as the Borrower may reasonably request to release the lien created by the Loan Documents on the leases and wells described in Exhibit A hereto. Such release shall not affect BMG's continuing liens on the rest of the collateral covered by the Loan Documents.

                  Section 5. Release of Liens Upon Kansas Properties. BMG acknowledges that Borrower intends to sell its properties located in the State of Kansas that are subject to the liens created by the Loan Documents. BMG agrees, upon any such sale and at the request of Borrower, to release its liens on such properties. In addition, if the sale also involves the stock of Guarantor, BMG agrees to release its pledge of such stock and to release its security interest in the assets of Guarantor. The proceeds of any such sale of the Kansas properties or the stock of Guarantor shall be applied against the Note.

                  Section 6. Acknowledgment of Assignment of Guarantee. Guarantor acknowledges and consents to the assignment of its guarantee of the obligations of Borrower under the Loan Documents to BMG and agrees that such assignment shall not affect in any way its obligations under the Loan Documents.

                  Section 7. Agreement to Refinance or Prepay. Borrower acknowledges that BMG has agreed to acquire the Note as an accommodation to enable Borrower to exercise its option under the Note Purchase Agreement and that the amended maturity of the Note is intended to give Borrower a reasonable opportunity to refinance the indebtedness represented by the Note or otherwise prepay the Note. Borrower agrees to use its best efforts to refinance the Note as soon as reasonably possible and to use the proceeds of any such refinancing to pay the Note or purchase the Note from BMG for an amount equal to the amended principal thereof plus accrued interest thereon. Borrower acknowledges that the terms of any such refinancing will probably be less favorable to Borrower than the terms of the Note and Credit Agreement as amended hereby. If Borrower is unable to refinance the Note or has not yet refinanced the Note when other funds are available or can be obtained for prepayment, it agrees to use its best efforts to prepay the Note from internally generated funds, proceeds of the sale of properties or otherwise. Nothing contained in this Section 7 shall excuse Borrower from its obligations to pay the Note, as amended, when due or declared due under the Credit Agreement as amended hereby.

                  Section 8. Conditions Precedent. The effectiveness of this Amendment and the obligations and agreements of BMG hereunder are subject to the following conditions precedent:



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                           (a) Borrower shall have paid or caused to be paid to
the Original Lender such amounts as may be necessary, in addition to the amount to be paid by BMG as indicated herein, to pay the full purchase price of the Note under the Note Purchase Agreement;

                           (b) The Board of Directors of Borrower shall have
duly authorized this Amendment by all necessary corporate action and Borrower shall have been duly executed and delivered this Amendment; and

                           (c) The Original Lender shall have delivered the Note
to BMG, endorsed as provided in the Note Purchase Agreement, and shall have executed and delivered to BMG the Assignment of Note and Liens attached as Exhibit A to the Note Purchase Agreement.

                  Section 9. No Other Amendments. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

                  IN WITNESS WHEREOF, Borrower, Guarantor and BMG have executed this Agreement as of the day and year first above written.

                            United States Exploration, Inc.


                            By: /s/ F. Michael Murphy
                               -------------------------------------------------
                               F. Michael Murphy, Vice-President acting at the, direction of the Special Committee of the
                               Board of Directors


                            Producers Service, Incorporated



                            By: /s/ F. Michael Murphy
                               -------------------------------------------------
                               F. Michael Murphy, Vice-President, acting at the direction of the Special Committee of the
                               Board of Directors


                           Benson Mineral Group, Inc.



                            By: /s/ Bruce D. Benson
                               -------------------------------------------------
                               Bruce D. Benson, President


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